EXHIBIT 10.7

INTERCREDITOR AGREEMENT
Dated as of November 4, 2024
among
ATW SPECIAL SITUATIONS MANAGEMENT LLC,
as Super Senior Collateral Agent,
and
ATW SPECIAL SITUATIONS MANAGEMENT LLC,
as Subordinated Lien Collateral Agent,
and acknowledged and agreed to by
NAUTICUS ROBOTICS, INC.,
as the Company,
and the other Grantors referred to herein

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TABLE OF CONTENTS
Page
1.1    Defined Terms    2
1.2    Terms Generally    10
SECTION 2.    Priorities    10
2.1    Relative Priorities    10
2.2    Prohibition on Contesting Liens    11
2.3    No New Liens    11
2.4    Similar Liens and Agreements    13
2.5    Perfection of Liens    13
2.6    No Claim Subordination    14
SECTION 3.    Enforcement    14
3.1    Exercise of Remedies    14
3.2    Specific Performance    20
SECTION 4.    Payments    20
4.1    Application of Proceeds    20
4.2    Payments Over    20
SECTION 5.    Other Agreements    21
5.1    Releases    21
5.2    Insurance    22
5.3    Amendments to Super Senior Securities Purchase Documents and Subordinated Lien Loan Documents    23
5.4    Confirmation of Lien Subordination in Subordinated Lien Collateral Documents    25
5.5    Gratuitous Bailee/Agent for Perfection    25
5.6    When Discharge of Super Senior Obligations Deemed to Not Have Occurred    26
5.7    Purchase Right    27
SECTION 6.    Insolvency or Liquidation Proceedings    29
6.1    [Reserved]    29
6.2    Relief from the Automatic Stay    29
6.3    Adequate Protection    29
6.4    [Reserved]    31
6.5    Avoidance Issues    31
6.6    Reorganization Securities    31
6.7    Post-Petition Interest    31
6.8    Waiver    32
6.9    Separate Grants of Security and Separate Classification    32
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6.10    Effectiveness in Insolvency or Liquidation Proceedings    33
SECTION 7.    Reliance; Waivers; Etc    33
7.1    Reliance    33
7.2    No Warranties or Liability    33
7.3    No Waiver of Lien Priorities    34
7.4    Obligations Unconditional    34
SECTION 8.    Miscellaneous    35
8.1    Integration/Conflicts    35
8.2    Effectiveness; Continuing Nature of this Agreement; Severability    35
8.3    Amendments; Waivers    36
8.4    Information Concerning Financial Condition of the Company and its Subsidiaries    36
8.5    Subrogation    37
8.6    [Reserved]    38
8.7    Submission to Jurisdiction; Certain Waivers    38
8.8    WAIVER OF JURY TRIAL    39
8.9    Notices    39
8.10    Further Assurances    40
8.11    APPLICABLE LAW    40
8.12    Binding on Successors and Assigns    40
8.13    Section Headings    40
8.14    Counterparts    41
8.15    Authorization    41
8.16    No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights    41
8.17    No Indirect Actions    41
8.18    Additional Grantors    41
8.19    Equity Rights    41
8.20    Acknowledgment of Other Agreements    42

EXHIBITS
Exhibit A – Joinder Agreement (Additional Grantors)
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INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of November 4, 2024, and entered into by and among ATW SPECIAL SITUATIONS MANAGEMENT LLC, as collateral agent for the holders of the Super Senior Obligations (as defined below) (in such capacity and together with its successors from time to time, the “Super Senior Collateral Agent”), and ATW SPECIAL SITUATIONS MANAGEMENT LLC, as agent for the holders of the Subordinated Lien Obligations (as defined below) (in such capacity and together with its successors from time to time, the “Subordinated Lien Collateral Agent”), and acknowledged and agreed to by NAUTICUS ROBOTICS, INC., a Delaware corporation (the “Company”), and the other Grantors (as defined below) party hereto from time to time. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.
RECITALS
The Company, the lenders party thereto and the Super Senior Collateral Agent have entered into the Securities Purchase Agreement dated as of even date herewith (as amended, modified, supplemented, or amended and restated from time to time in accordance with the terms of this Agreement, “Super Senior Securities Agreement”);
The Company, the lenders party thereto and Subordinated Lien Collateral Agent entered into that certain Senior Secured Term Loan Agreement, dated as of January 30, 2024 (as amended, modified, supplemented, exchanged or amended and restated from time to time in accordance with the terms of this Agreement, the “Subordinated Lien Credit Agreement”);
Pursuant to (i) the Super Senior Securities Agreement, the Company has caused, and has agreed to cause, certain of the Company’s current and future Subsidiaries to guarantee the Super Senior Obligations (as defined below) pursuant to the Subsidiary Guarantee dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “Super Senior Guarantee”) and (ii) the Subordinated Lien Credit Agreement, the Company has caused certain of the Company’s current and future Subsidiaries to guarantee the Subordinated Lien Obligations (as defined below) pursuant to the Subsidiary Guarantee dated as of January 30, 2024 (as amended, modified, supplemented or amended and restated from time to time, the “Subordinated Lien Guarantee”);
The obligations of the Company and the other Grantors under the Super Senior Securities Agreement and the obligations under the Super Senior Guarantee of the Company the Company’s Subsidiaries party thereto will be secured on a first-priority basis by liens on substantially all the assets of the Company and such Subsidiaries (such current and future Subsidiaries of the Company providing a guaranty thereof, the
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“Guarantor Subsidiaries”), pursuant to the terms of the Super Senior Collateral Documents (as defined below);
The obligations of the Company under the Subordinated Lien Credit Agreement and the obligations of the Company and the Guarantor Subsidiaries under the Subordinated Lien Guarantee will be secured on a second-priority basis by liens on substantially all the assets of the Company and the Guarantor Subsidiaries, pursuant to the terms of the Subordinated Lien Collateral Documents (as defined below);
The Super Senior Securities Purchase Documents and the Subordinated Lien Loan Documents (each, as defined below) provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral (as defined below); and
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Super Senior Collateral Agent (on behalf of each Super Senior Claimholder (as defined below)) and the Subordinated Lien Collateral Agent (on behalf of each Subordinated Lien Claimholder (as defined below)), intending to be legally bound, hereby agrees as follows:
AGREEMENT
Section 1.Definitions.
1.1Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Agreement” has the meaning set forth in the Preamble to this Agreement.
“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
“Claimholders” means the Super Senior Claimholders or the Subordinated Lien Claimholders, as the context may require.

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“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, constituting Super Senior Collateral and Subordinated Lien Collateral.
“Collateral Agent” means any Super Senior Collateral Agent and/or any Subordinated Lien Collateral Agent, as the context may require.
“Collateral Documents” means the Super Senior Collateral Documents and the Subordinated Lien Collateral Documents.
“Company” has the meaning set forth in the Preamble to this Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Declined Liens” has the meaning set forth in Section 2.3.
“DIP Financing” has the meaning set forth in Section 6.3.
“Discharge of Super Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:
(a)payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Super Senior Documents and constituting Super Senior Obligations;
(b)payment in full in cash of all other Super Senior Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification or reimbursement obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and
(c)termination or expiration of all commitments, if any, to extend credit that would constitute Super Senior Obligations.
“Discharge of Subordinated Lien Obligations” means each of the following has occurred:
(d)payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Subordinated Lien Loan Documents and constituting Subordinated Lien Obligations;

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(e)payment in full in cash of all other Subordinated Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification or reimbursement obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and
(f)termination or expiration of all commitments, if any, to extend credit that would constitute Subordinated Lien Obligations.
“Disposition” has the meaning set forth in Section 5.1(b).
“Enforcement Action” means any action to:
(g)foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Super Senior Securities Purchase Documents or the Subordinated Lien Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(h)solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral, in each case under the Super Senior Securities Purchase Documents or the Subordinated Lien Loan Documents;
(i)receive a transfer of Collateral in satisfaction of Indebtedness under the Super Senior Securities Purchase Documents or the Subordinated Lien Loan Documents or any other Obligation secured thereby; or
(j)otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Super Senior Securities Purchase Documents or Subordinated Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of Equity Interests comprising Collateral);
provided, however, that, in all events, notwithstanding anything contained herein to the contrary, the exercise by the Super Senior Collateral Agent, any Super Senior Claimholder, the Subordinated Lien Collateral Agent, any Subordinated Lien Claimholder or any affiliate of any of the foregoing of any rights with respect to any

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equity, equity component or conversion feature under the Super Senior Securities Agreement, the Super Senior Securities Purchase Documents, the Subordinated Lien Credit Agreement and Subordinated Lien Loan Documents, including, without limitation, any conversion, redemption or exchange (in whole or in part) of the Super Senior Debt or the Subordinated Lien Debt into Equity Interests, any amendment, waiver or modification to any of the terms and/or conditions of any equity, equity component, exchange or conversion feature under the Super Senior Securities Agreement, the Super Senior Securities Purchase Documents, the Subordinated Lien Credit Agreement and/or Subordinated Lien Loan Documents, as applicable and/or any subscription agreement, registration rights agreement and/or any other related document, agreement and/or Equity Interest, the exercise of any term or condition of any Equity Interest (including, without limitation, any warrants, options or ratchets), the exercise of any rights under any subscription agreement, registration rights agreement, and/or any other related document, agreement and/or Equity Interest, and/or organizational documents (including any shareholder agreements) of any Grantors, in each case, with respect to any Equity Interest of any Grantor (whether or not outstanding as of the date hereof), or any sale or resale of any Equity Interests of the Grantors (collectively referred to as “Equity Rights”), shall not constitute an Enforcement Action by the Super Senior Collateral Agent, any Super Senior Claimholder, the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder, and neither such Equity Interests, nor any Equity Interest Proceeds with respect thereto, shall be subject to any subordination or other restrictive provisions provided in this Agreement. Notwithstanding the foregoing and for the avoidance of doubt, the rights of the Subordinated Lien Collateral Agent and any Subordinated Lien Claimholders to cash payments of Subordinated Lien Obligations pursuant to the Subordinated Lien Loan Documents, solely to the extent settled in cash (and not settled, converted or exchanged in equity or equity-linked securities) is subject to the terms of this Agreement.
“Enforcement Notice” has the meaning set forth in Section 3.1(h).
“Equity Interests” means any capital stock or other security of the any Person or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of such Person or any of its subsidiaries, including, without limitation, common equity, preferred equity, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to, directly or indirectly, purchase or acquire any such Equity Interest.
“Equity Interest Proceeds” means any cash or other asset proceeds received by any Person from the sale or resale of any Equity Interest (or any capital stock issued or issuable upon conversion, exercise or exchange of any Equity Interest, as applicable).

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“Equity Rights” has the meaning given to such term in the definition of Enforcement Action.
“Excess Super Senior Obligations” means any Super Senior Obligations that would constitute Super Senior Obligations if not for the Super Senior Cap Amount together with interest, fees and expenses to the extent directly related to such Super Senior Obligations that are in excess of the Super Senior Cap Amount.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Grantors” means the Company, each of the other Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver any Super Senior Collateral Document or Subordinated Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any Super Senior Obligations or Subordinated Lien Obligations, as the context may require.
“Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.
“Indebtedness” means and includes all indebtedness for borrowed money.
“Insolvency or Liquidation Proceeding” means:
(k)any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;
(l)any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;
(m)any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
(n)any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto required to be executed pursuant to Section 8.18 hereof.

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“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.
“New Agent” has the meaning set forth in Section 5.6.
“New Super Senior Lien Debt Notice” has the meaning set forth in Section 5.6.
“Obligations” means the Super Senior Obligations and the Subordinated Lien Obligations.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pledged Collateral” has the meaning set forth in Section 5.5.
“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Super Senior Securities Purchase Documents or the Subordinated Lien Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
“Purchase Price” has the meaning set forth in Section 5.7.
“Recovery” has the meaning set forth in Section 6.5.
“Standstill Period” has the meaning set forth in Section 3.1.
“Subordinated Lien Claimholders” means, at any relevant time, the holders of Subordinated Lien Obligations at that time, including the Subordinated Lien Collateral Agent under the Subordinated Lien Loan Documents.
“Subordinated Lien Collateral” means all of the assets and property of the Company or any other Grantor, whether real, personal or mixed, in which the holders of Subordinated Lien Obligations (or the Subordinated Lien Collateral Agent) hold, purport to hold or are required to hold, a security interest at such time, including any property subject to Liens granted pursuant to Section 6 to secure both Super Senior Obligations and Subordinated Lien Obligations, including any property or assets subject to replacement Liens or adequate protection Liens in favor of any Subordinated Lien Claimholder.

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“Subordinated Lien Collateral Agent” has the meaning set forth in the Preamble of this Agreement.
“Subordinated Lien Collateral Documents” means the any agreement, document or instrument pursuant to which a Lien is granted securing any Subordinated Lien Obligations or under which rights or remedies with respect to such Liens are governed.
“Subordinated Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.
“Subordinated Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Subordinated Lien Loan Documents.
“Subordinated Lien Guarantee” has the meaning set forth in the Recitals to this Agreement.
“Subordinated Lien Loan Documents” means the Subordinated Lien Credit Agreement and the Transaction Documents (as defined in the Subordinated Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Subordinated Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Subordinated Lien Obligations, including any intercreditor or joinder agreement among holders of Subordinated Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.
“Subordinated Lien Obligations” means all obligations outstanding under, and all other obligations in respect of, the Subordinated Lien Credit Agreement and the other Subordinated Lien Loan Documents. “Subordinated Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Subordinated Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Subsidiary” means, with respect to any Person (the “parent”), any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person or, in the case of a partnership, constituting a majority of the outstanding voting general partnership interests of such Person (in each case irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by the parent

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or one or more Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.
“Super Senior Buyers” means the “Buyers” under and as defined in the Super Senior Securities Purchase Documents.
“Super Senior Cap Amount” means, at any time and in respect of Super Senior Obligations, a principal amount equal to the sum of (i) $21,150,000, plus (ii) any accrued pay-in-kind interest on such principal amount, minus (iii) the amount of any repayments and commitment reductions with respect to the Super Senior Obligations.
“Super Senior Claimholders” means, at any relevant time, the holders of Super Senior Obligations at that time, including the Super Senior Buyers and the agents under the Super Senior Securities Purchase Documents.
“Super Senior Collateral” means all of the assets and property of the Company or any other Grantor, whether real, personal or mixed, in which the holders of Super Senior Obligations (or the Super Senior Collateral Agent) hold, purport to hold or are required to hold, a security interest at such time (or are deemed pursuant to Section 2 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure the Super Senior Obligations, including any property or assets subject to replacement Liens or adequate protection Liens in favor of any Super Senior Claimholder.
“Super Senior Collateral Agent” has the meaning set forth in the Preamble to this Agreement.
“Super Senior Collateral Documents” means the Security Documents (as defined in the Super Senior Securities Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Super Senior Obligations or under which rights or remedies with respect to such Liens are governed.
“Super Senior Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Super Senior Securities Purchase Documents.
“Super Senior Guarantee” has the meaning set forth in the Recitals to this Agreement.
“Super Senior Obligations” means, subject to clause (c) hereof, the following:
(a)    all “Obligations” (as such term is defined in the Super Senior Collateral Documents) and other obligations outstanding under, and all other obligations in respect of, the Super Senior Securities Agreement and the other Super Senior Securities Purchase Documents;

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(b)    to the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Super Senior Securities Purchase Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Super Senior Claimholders and the Subordinated Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Super Senior Obligations”; and
(c)    notwithstanding the foregoing, if the sum of principal portion of the Super Senior Obligations, is in excess of the Super Senior Cap Amount, then only that principal portion of the Super Senior Obligations equal to the Super Senior Cap Amount shall be included in Super Senior Obligations, and interest, fees, reimbursement obligations and other amounts with respect to such Indebtedness. The principal portion of Super Senior Obligations in excess of the Super Senior Cap Amount and all interest, fees and other Obligations related to such excess shall constitute Excess Super Senior Obligations under this Agreement.
“Super Senior Securities Agreement” has the meaning set forth in the Recitals to this Agreement.
“Super Senior Securities Purchase Documents” means the Super Senior Securities Agreement and the Transaction Documents (as defined in the Super Senior Securities Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Super Senior Obligation, and any other document or instrument executed or delivered at any time in connection with any Super Senior Obligations, including any intercreditor or joinder agreement among holders of Super Senior Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
1.2Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein

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to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;
(b)any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;
(c)the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)all references herein to Sections shall be construed to refer to Sections of this Agreement; and
(e)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2.Priorities.
2.1Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Lien Obligations granted on the Collateral or of any Liens securing the Super Senior Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Subordinated Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Super Senior Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby agrees that:
(a)any Lien on the Collateral securing any Super Senior Obligations now or hereafter held by or on behalf of the Super Senior Collateral Agent or any Super Senior Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Subordinated Lien Obligations; and
(b)any Lien on the Collateral securing any Subordinated Lien Obligations now or hereafter held by or on behalf of the Subordinated Lien Collateral Agent, any Subordinated Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Super Senior Obligations.
2.2Prohibition on Contesting Liens. Each of the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder,

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and the Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Super Senior Claimholders in the Super Senior Collateral or by or on behalf of any of the Subordinated Lien Claimholders in the Subordinated Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Super Senior Collateral Agent or any other Super Senior Claimholder or the Subordinated Lien Collateral Agent or any other Subordinated Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Super Senior Obligations as provided in Sections 2.1 and 3.1.
2.3No New Liens. So long as the Discharge of Super Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:
(a)grant or permit any additional Liens on any asset or property to secure any Subordinated Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Super Senior Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Super Senior Obligations if the Super Senior Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or the Super Senior Collateral Agent states in writing that the Super Senior Securities Purchase Documents prohibit the Super Senior Collateral Agent from accepting a Lien on such asset or property, or the Super Senior Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “Super Senior Declined Lien”).
(b)grant or permit any additional Liens on any asset or property to secure any Super Senior Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Subordinated Lien Obligations; provided that this provision will not be violated with respect to any Subordinated Lien Obligations if the Subordinated Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and the Subordinated Lien Collateral Agent states in writing that the Subordinated Lien Loan Documents prohibit the Subordinated Lien Collateral Agent from accepting a Lien on such asset or property, or the Subordinated Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “Subordinated Lien Declined Lien” and, together with the Super Senior Declined Liens, the “Declined Liens”).

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If any Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any Subordinated Lien Obligations that are not also subject to the first-priority Liens, other than any Declined Liens, securing all Super Senior Obligations under the Super Senior Collateral Documents, such Subordinated Lien Collateral Agent or Subordinated Lien Claimholder shall notify the Super Senior Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the Super Senior Collateral Agent as security for the Super Senior Obligations, such Subordinated Lien Collateral Agent and Subordinated Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of the Super Senior Collateral Agent and the other Super Senior Claimholders, other than any Super Senior Claimholders whose Super Senior Securities Purchase Documents prohibit them from taking such Liens, as security for the Super Senior Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any Super Senior Collateral Agent and/or the Super Senior Claimholders, the Subordinated Lien Collateral Agent, on behalf of each Subordinated Lien Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2. If the Super Senior Collateral Agent, any Super Senior Buyer or any Super Senior Claimholder shall hold any Lien on any assets or property of any Grantor securing any Super Senior Obligations that are not also subject to the second-priority Liens, other than any Declined Liens, securing all Subordinated Lien Obligations under the Subordinated Lien Collateral Documents, the Super Senior Collateral Agent, such Super Senior Buyer or such Super Senior Claimholder (i) shall notify the Subordinated Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the Subordinated Lien Collateral Agent as security for the Subordinated Lien Obligations, the Super Senior Collateral Agent, such Super Senior Buyer and Super Senior Claimholders shall be deemed to hold and have held such Lien for the benefit of the Subordinated Lien Collateral Agent and the other Subordinated Lien Claimholders. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any of the Subordinated Lien Collateral Agent and/or the Subordinated Lien Claimholders, the Super Senior Collateral Agent, on behalf of each Super Senior Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
2.4Similar Liens and Agreements. The parties hereto agree that, subject to the immediately preceding paragraph and Declined Liens, it is their intention that the Super Senior Collateral and the Subordinated Lien Collateral be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

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(a)upon request by the Super Senior Collateral Agent or the Subordinated Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Super Senior Collateral and the Subordinated Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Super Senior Securities Purchase Documents and the Subordinated Lien Loan Documents; and
(b)that the documents and agreements creating or evidencing the Super Senior Collateral and the Subordinated Lien Collateral and guarantees for the Super Senior Obligations and the Subordinated Lien Obligations, subject to Section 2.3, shall be in all material respects the same forms of documents other than with respect to provisions (x) to reflect the first lien and the subordinated junior lien nature of the Obligations thereunder and (y) relating to the Equity Rights.
2.5Perfection of Liens. Except for the arrangements contemplated by Section 5.5, neither the Super Senior Collateral Agent or the Super Senior Claimholders, on one hand, nor the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders, on the other hand, shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the other. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Super Senior Claimholders on the one hand and the Subordinated Lien Claimholders on the other hand and such provisions shall not impose on the Super Senior Collateral Agent, the Super Senior Claimholders, the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.
2.6No Claim Subordination. The subordination of Liens securing Subordinated Lien Obligations to Liens securing Super Senior Obligations set forth in this Section 2 affects only the relative priority of those Liens, and does not subordinate the Subordinated Lien Obligations in right of payment to the Super Senior Obligations. Nothing in this Agreement will affect the entitlement of any Super Senior Claimholder or Subordinated Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of a Super Senior Obligation or Subordinated Lien Obligation (other than in connection with a turnover of proceeds of Collateral pursuant to this Agreement in connection with an Enforcement Action), as applicable, or exercise any rights with respect to any Equity Rights or any Equity Interests or Equity Interest Proceeds, as applicable.

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Section 3.Enforcement.
3.1Exercise of Remedies.
(a)Until the Discharge of Super Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders:
(1)will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Subordinated Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (i) following the occurrence of any Event of Default under any Subordinated Lien Loan Document, the date on which the Super Senior Collateral Agent was given notice thereof in accordance with Section 8.9 and (ii) following the occurrence of the acceleration of the Subordinated Lien Obligations, the date on which the Super Senior Collateral Agent was given notice thereof in accordance with Section 8.9 (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder exercise any rights or remedies with respect to the Collateral so long as, notwithstanding the expiration of the Standstill Period, the Super Senior Collateral Agent or Super Senior Claimholders shall have commenced and be diligently pursuing an Enforcement Action with respect to all or any material portion of the Collateral or the Company or any other Grantor is then, and then only for so long as it remains, a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding (with prompt notice of such exercise to be given to the Subordinated Lien Collateral Agent);
(2)will not contest, protest, hinder, delay, or object to any foreclosure proceeding or action brought by the Super Senior Collateral Agent or any Super Senior Claimholder or any other exercise by the Super Senior Collateral Agent or any Super Senior Claimholder of any rights and remedies relating to the Collateral under the Super Senior Securities Purchase Documents or otherwise (including any Enforcement Action initiated by or supported by the Super Senior Collateral Agent or any Super Senior Claimholder);
(3)subject to their rights under clause (a)(1) above, will not object to the forbearance by the Super Senior Collateral Agent or the Super Senior Claimholders from bringing or pursuing any foreclosure

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proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the Super Senior Collateral Agent in excess of those necessary to achieve a Discharge of Super Senior Obligations are distributed in accordance with Section 4.1 hereof and applicable law (to the extent such law is not inconsistent with the priority of distributions provided under Section 4.1 hereof);
(4) will not attempt to direct the Super Senior Collateral Agent or the Super Senior Claimholders to exercise any right, remedy or power with respect to the Collateral or exercise any consent to the exercise by the Super Senior Collateral Agent or the Super Senior Claimholders of any right, remedy or power with respect to the Collateral;
(5)will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Super Senior Collateral Agent or the Super Senior Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Super Senior Collateral Agent or the Super Senior Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the Collateral;
(6)will not take any action to cause or attempt to cause any Lien on the Collateral securing the Subordinated Lien Obligations to be senior to or pari passu with the Liens securing the Super Senior Obligations; and
(7)will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement or the enforceability of any Lien securing the Super Senior Obligations. The foregoing shall not be construed to prohibit the Subordinated Lien Collateral Agent from enforcing the provisions of this Agreement.
(b)[Reserved].
(c)Until the Discharge of Super Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the Super Senior Collateral Agent and the Super Senior Claimholders shall have the exclusive right to commence and maintain an Enforcement Action (except that Subordinated Lien Collateral Agent shall have the credit bid rights set forth in Section 3.1(d)(7)), and subject to Section 5.1, to make determinations regarding the release or dispositions with respect to the Collateral without any consultation with or the consent of the Subordinated Lien

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Collateral Agent or any Subordinated Lien Claimholder; provided that any proceeds received by the Super Senior Collateral Agent in excess of those necessary to achieve a Discharge of Super Senior Obligations are distributed to the Subordinated Lien Collateral Agent in accordance with the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Super Senior Collateral Agent and the Super Senior Claimholders may enforce the provisions of the Super Senior Securities Purchase Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with this Agreement and any applicable law and without consultation with the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder. Such exercise and enforcement shall include, subject to compliance with applicable laws, the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(d)Notwithstanding the foregoing, the Subordinated Lien Collateral Agent and any Subordinated Lien Claimholder may:
(1)vote, file proofs of claim and take any other action not in violation of the provisions of this Agreement with respect to the Subordinated Lien Obligations in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor;
(2)take any action (not adverse to the priority status of the Liens on the Collateral securing the Super Senior Obligations, or the rights of any Super Senior Collateral Agent or the Super Senior Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect the validity, enforceability, perfection or priority (to the extent permitted by this Agreement) of its Lien on the Collateral and neither the Super Senior Collateral Agent nor the other Super Senior Claimholders will object to or contest, or otherwise support any other person in contesting or objecting to, any such action;
(3)file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;
(4)vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and

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make any arguments and motions that are, in each case, not in violation of the terms of this Agreement, with respect to the Subordinated Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder may seek, or otherwise support, any relief that would alter the lien priorities provided herein or otherwise be inconsistent with or seek to contravene the provisions of this Agreement;
(5)exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1); provided that in the event that the exercise any of rights or remedies are necessary at any time after the expiration of the Standstill Period, the Super Senior Claimholders and the Subordinated Lien Claimholders shall reasonably discuss the possibility of undertaking a coordinated enforcement process, provided that neither party shall be responsible for paying the other party’s costs in connection with any such enforcement and, unless the Super Senior Claimholders and the Subordinated Lien Claimholders otherwise agree in writing, such discussions shall not reinstate or otherwise extend the Standstill Period or constitute a forbearance or waiver of the Subordinated Lien Claimholders’ ability to exercise rights or remedies after the termination of the Standstill Period;
(6)exercise any right or remedy permitted under Section 3.1(f);
(7)bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the Super Senior Collateral Agent or any Super Senior Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Subordinated Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Super Senior Obligations;
(8)take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims;
(9)seek specific performance or other injunctive relief to compel the Company to comply with a non-payment obligation (including, without limitation, any Equity Rights) under any Subordinated

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Lien Loan Document or other agreement or Equity Interest with respect to any Equity Rights;
(10)exercise any Equity Rights; and
(11)inspect or appraise the Collateral (and engage or retain investment bankers or appraisers for the sole purpose of appraising or valuing the Collateral) or receive information or reports concerning the Collateral.
The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of Super Senior Obligations has occurred, except as expressly permitted by Section 3.1(a)(1) (to the extent the Subordinated Lien Collateral Agent and Subordinated Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement).
(e)Subject to Sections 3.1(a) and (d) and Section 6.3(b):
(1)the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees that the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders will not take any action that would hinder any exercise of remedies under the Super Senior Securities Purchase Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral by the Super Senior Collateral Agent, whether by foreclosure or otherwise, absent gross negligence, willful misconduct, bad faith, self-dealing or fraud on the part of Super Senior Collateral Agent or such Super Senior Claimholder, as the case may be;
(2)the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby waives any and all rights it or the Subordinated Lien Claimholders may have as a junior lien creditor to object to the manner in which the Super Senior Collateral Agent or the First Lien Claimholders seek to enforce or collect the Super Senior Obligations or the Liens securing the Super Senior Obligations granted in any of the Super Senior Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Super Senior Collateral Agent or Super Senior Claimholders is adverse to the interest of the Subordinated Lien Claimholders, in each case absent gross negligence, willful misconduct, bad faith, self-dealing or fraud on the part of the Super

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Senior Collateral Agent or such Super Senior Claimholder, as the case may be; and
(3)the Subordinated Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Lien Collateral Documents or any other Subordinated Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Super Senior Collateral Agent or the Super Senior Claimholders with respect to the Collateral as set forth in this Agreement and the Super Senior Credit Documents.
(f)As long as such exercise is not contrary to the terms of this Agreement, and whether or not any Insolvency or Liquidation Proceeding has been commenced, the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Subordinated Lien Obligations in accordance with the terms of the Subordinated Lien Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Super Senior Obligations) in the same manner as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.
(g)Nothing in this Agreement shall prohibit or limit the payment to and the receipt by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Subordinated Lien Claimholder of the express terms of this Agreement. Except as may be expressly provided herein to the contrary for the exclusive benefit of the Subordinated Lien Claimholders, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Super Senior Collateral Agent or the Super Senior Claimholders may have with respect to the Super Senior Collateral.
(h)The Super Senior Collateral Agent shall endeavor to deliver simultaneous written notice to the Subordinated Lien Collateral Agent of the

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Super Senior Collateral Agent commencing any Enforcement Action (“Enforcement Notice”).
3.2Specific Performance. Each of the Super Senior Collateral Agent and the Subordinated Lien Collateral Agent may demand specific performance of this Agreement. The Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder under the Super Senior Securities Purchase Documents, and the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder under the Subordinated Lien Loan Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Super Senior Collateral Agent or the Super Senior Claimholders or the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the Super Senior Collateral Agent for itself and on behalf of each other Super Senior Claimholder or the Subordinated Lien Collateral Agent for itself and on behalf of each other Subordinated Lien Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement or their respective Super Senior Securities Purchase Documents or Subordinated Lien Loan Documents, as the case may be.
Section 4.Payments.
4.1Application of Proceeds. So long as the Discharge of Super Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the Super Senior Collateral Agent or Super Senior Claimholders shall be applied by the Super Senior Collateral Agent to the Super Senior Obligations in such order as specified in the relevant Super Senior Securities Purchase Documents. Upon the Discharge of Super Senior Obligations, the Super Senior Collateral Agent shall deliver any remaining Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representation or warranty) first, unless a Discharge of Subordinated Lien Obligations has already occurred, to the Subordinated Lien Collateral Agent to be applied by the Subordinated Lien Collateral Agent to the Subordinated Lien Obligations in such order as specified in the Subordinated Lien Loan Documents until a Discharge of Subordinated Lien Obligations, second, if there are any Excess Super Senior Obligations, to Super Senior Collateral Agent for application to the Excess Super Senior Obligations in such order as specified in the Super Senior Securities Purchase Documents until payment in full in cash of all such Excess Super Senior Obligations, and third, following any Discharge of Super Senior Obligations, Discharge of Subordinated Lien Obligations and payment in full in cash of any Excess Super Senior Obligations, to the Company or as a court of competent jurisdiction may otherwise direct. For the avoidance

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of doubt, the parties hereto hereby acknowledge and agree that Equity Interest Proceeds with respect to Equity Rights are not proceeds from Collateral.
4.2Payments Over. So long as the Discharge of Super Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders solely in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral shall be applied in accordance with Section 4.1 hereof.
Section 5.Other Agreements.
5.1Releases.
(a)If in connection with any Enforcement Action by the Super Senior Collateral Agent, in each case prior to the Discharge of Super Senior Obligations, the Super Senior Collateral Agent, for itself or on behalf of any other Super Senior Claimholder, releases any of its Liens on any part of the Collateral or, in connection with the sale or disposition of all or substantially all of the equity interests of any Guarantor Subsidiary, releases any Guarantor Subsidiary from its obligations under its guaranty of the Super Senior Obligations, then the Liens, if any, of the Subordinated Lien Collateral Agent, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Subordinated Lien Obligations, shall be automatically released to the same extent as the Liens of the Super Senior Collateral Agent so long as the proceeds are applied in accordance with Section 4.1. If in connection with any Enforcement Action or other exercise of rights and remedies by the Super Senior Collateral Agent, in each case prior to the Discharge of Super Senior Obligations, the Equity Interests of any Person are foreclosed upon or otherwise disposed of and the Super Senior Collateral Agent releases its Lien on the property or assets of such Person then the Liens of Subordinated Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of the Super Senior Collateral Agent. The Subordinated Lien Collateral Agent, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the Super Senior Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the Super Senior Collateral Agent or such Guarantor Subsidiary may reasonably request to effectively confirm the foregoing releases.
(b)If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the Super Senior Securities Purchase Documents and permitted under the terms of the Subordinated Lien Loan Documents (other than

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in connection with an Enforcement Action of the Super Senior Collateral Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the Super Senior Collateral Agent, for itself or on behalf of any other Super Senior Claimholder, releases any of its Liens on any part of the Collateral, or releases any Guarantor Subsidiary from its obligations under its guaranty of the Super Senior Obligations, in each case other than in connection with, or following, the Discharge of Super Senior Obligations, then the Liens, if any, of the Subordinated Lien Collateral Agent, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Subordinated Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Subordinated Lien Collateral Agent, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the Super Senior Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the Super Senior Collateral Agent or such Grantor may reasonably request to effectively confirm such release.
(c)Until the Discharge of Super Senior Obligations occurs and upon the occurrence and during the continuance of an Event of Default under the Super Senior Securities Agreement, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby irrevocably constitutes and appoints the Super Senior Collateral Agent and any officer or agent of the Super Senior Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Subordinated Lien Collateral Agent or such holder or in the Super Senior Collateral Agent’s own name, from time to time in the Super Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release, solely to the extent the Subordinated Lien Collateral Agent failed to take such actions within a commercially reasonable period of time. This power is coupled with an interest and is irrevocable until the Discharge of Super Senior Obligations.
(d)Until the Discharge of Super Senior Obligations occurs, to the extent that the Super Senior Collateral Agent or the Super Senior Claimholders (i) have released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guarantees from any Guarantor Subsidiary, then the Subordinated Lien Collateral Agent, for itself and for the Subordinated Lien Claimholders, shall automatically be deemed to have been granted a Lien on any such Collateral (except to the extent such Lien represents a Subordinated Lien Declined Lien with respect to the Indebtedness represented by the Subordinated Lien Collateral Agent), subject to the lien

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subordination provisions of this Agreement, and the Subordinated Lien Collateral Agent shall be granted an additional guaranty, as the case may be, and each applicable Grantor shall execute any documentation reasonably requested by the Subordinated Lien Collateral Agent to evidence any such grant.
5.2Insurance. Until the earlier to occur of the Discharge of Super Senior Obligations or the expiration of the Standstill Period, the Super Senior Collateral Agent and the Super Senior Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Super Senior Securities Purchase Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Super Senior Obligations has occurred, and subject to the rights of the Grantors under the Super Senior Securities Purchase Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the Super Senior Collateral Agent for the benefit of the Super Senior Claimholders pursuant to the terms of the Super Senior Securities Purchase Documents and thereafter, if a Discharge of Super Senior Obligations has occurred, and subject to the rights of the Grantors under the Subordinated Lien Loan Documents, to the Subordinated Lien Collateral Agent for the benefit of the Subordinated Lien Claimholders to the extent required under the Subordinated Lien Collateral Documents and then, if a Discharge of Subordinated Lien Obligations has occurred, to the payment of any Excess Super Senior Obligations and, thereafter, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Super Senior Obligations has occurred, if the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Super Senior Collateral Agent in accordance with the terms of Section 4.2.
5.3Amendments to Super Senior Securities Purchase Documents and Subordinated Lien Loan Documents.
(a)The Super Senior Securities Purchase Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms; provided that any such amendment, restatement, supplement or modification shall not, without the consent of the Subordinated Lien Collateral Agent (acting at the direction of a majority in interest of the Subordinated Lien Claimholders):
(1)increase the then-outstanding principal amount of the Super Senior Obligations in excess of the Super Senior Cap Amount;

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(2)prohibit payments of principal and interest on the Subordinated Lien Obligations or any exercise of the Equity Rights in connection therewith;
(3)increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate (other than any increase occurring because of fluctuations in underlying rate indices, pricing grids, the imposition of the default rate of interest in accordance with the terms of the Super Senior Securities Agreement, or changes in interest rates resulting from the replacement of any rate index/indices with an alternative rate index/indices), by imposing fees or premiums, or by modifying the method of computing interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the combined interest rate and fees are increased by more than 2.0% per annum in excess of the total yield on Indebtedness outstanding thereunder as in effect on the date hereof (excluding any (x) customary amendment or consent fees or (y) increases resulting from the accrual of interest at the default rate);
(4)shorten the scheduled maturity of the Super Senior Obligations or provide for any scheduled principal amortization other than those provided for in the Super Senior Securities Agreement as in effect on the date hereof, other than with respect to the exercise of any Equity Rights; or
(5)amend the Super Senior Securities Purchase Documents in any manner which would have the effect of contravening the terms of this Agreement.
(b)Without the prior written consent of a majority in interest of the Super Senior Buyers, no Subordinated Lien Loan Document may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time or entered into (1) unless such amendment, supplement, waiver or modification relates to the Subordinated Lien Equity Rights and (2) to the extent such amendment, restatement, supplement or modification, or the terms of any new Subordinated Lien Loan Document, would:
(1)increase the then-outstanding principal amount of the Subordinated Lien Obligations in excess of amount as of the date hereof plus (y) any accrued pay-in-kind interest on such principal amount;
(2)prohibit payments of principal and interest on the Super Senior Obligations (other than payment of principal thereof in excess of the Super Senior Cap Amount) or any exercise of the Equity Rights in connection therewith;

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(3)increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate (other than any increase occurring because of fluctuations in underlying rate indices, pricing grids, the imposition of the default rate of interest in accordance with the terms of the Super Senior Securities Agreement, or changes in interest rates resulting from the replacement of any rate index/indices with an alternative rate index/indices), by imposing fees or premiums, or by modifying the method of computing interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the combined interest rate and fees are increased by a rate that would result in such interest rate or yield being in excess of 2.0% per annum less than such interest rate or yield accruing with respect to the Super Senior Obligations (excluding any (a) customary amendment or consent fees or (b) increases resulting from the accrual of interest at the default rate), other than with respect to the exercise of any Equity Rights;
(1)shorten the scheduled maturity of the Subordinated Lien Obligations or provide for any scheduled principal amortization other than those provided for in the Subordinated Lien Credit Agreement as in effect on the date hereof, other than with respect to the exercise of any Equity Rights;
(4)amend the Subordinated Lien Loan Documents in any manner which would have the effect of contravening the terms of this Agreement.
5.4Confirmation of Lien Subordination in Subordinated Lien Collateral Documents. The Company and each other Grantor agrees that, each Subordinated Lien Collateral Document executed and delivered after the date hereof shall include the following language (or language to similar effect approved by the Super Senior Collateral Agent):
“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Subordinated Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Subordinated Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 4, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2024 Super Senior Intercreditor Agreement”), among ATW SPECIAL SITUATIONS MANAGEMENT LLC, as Super Senior Collateral Agent, and ATW SPECIAL SITUATIONS MANAGEMENT LLC, as Subordinated Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the

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Intercreditor Agreement and this Agreement, the terms of the 2024 Super Senior Intercreditor Agreement shall govern and control.”
5.5Gratuitous Bailee/Agent for Perfection.
(a)The Super Senior Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to or does perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Super Senior Claimholders and as gratuitous bailee for the Subordinated Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Super Senior Securities Purchase Documents and the Subordinated Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Super Senior Collateral Agent, the Super Senior Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Subordinated Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.
(b)The Super Senior Collateral Agent shall have no obligation whatsoever to the Super Senior Claimholders, the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of the Subordinated Lien Collateral Agent or other Subordinated Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Super Senior Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of Super Senior Obligations as provided in paragraph (d) below.
(c)None of the Super Senior Collateral Agent and the Super Senior Claimholders shall have by reason of the Super Senior Collateral Documents, the Subordinated Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder and the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders hereby waive and release the Super Senior Collateral Agent and the Super Senior Claimholders from all claims and liabilities arising pursuant to the Super Senior Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Super Senior Collateral Agent and the Super Senior Claimholders, on the one hand, and

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the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders on the other hand, may differ and the Super Senior Collateral Agent and the Super Senior Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders.
(d)Upon the Discharge of Super Senior Obligations under the Super Senior Securities Purchase Documents to which the Super Senior Collateral Agent is a party, the Super Senior Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) as provided in Section 4.1. The Super Senior Collateral Agent further agrees to take all other action reasonably requested by the Subordinated Lien Collateral Agent at the expense of the Subordinated Lien Collateral Agent or the Company in connection with the Subordinated Lien Collateral Agent obtaining a first-priority interest in the Collateral.
5.6When Discharge of Super Senior Obligations Deemed to Not Have Occurred. If, substantially contemporaneously with the Discharge of Super Senior Obligations, the Company or any other Grantor enters into any refinancing of the Super Senior Securities Agreement, which refinancing is permitted by the Subordinated Lien Loan Documents, then such Discharge of Super Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Super Senior Obligations), and, from and after the date on which the New Super Senior Lien Debt Notice is delivered to the Subordinated Lien Collateral Agent in accordance with the next sentence, the obligations under such refinancing of the Super Senior Securities Purchase Documents shall automatically be treated as Super Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Super Senior Collateral Agent under such Super Senior Securities Purchase Documents shall be the Super Senior Collateral Agent for all purposes of this Agreement. Upon the Subordinated Lien Collateral Agent’s receipt of a written notice (the “New Super Senior Lien Debt Notice”) stating that the Company or any other Grantor has entered into a new Super Senior Securities Agreement (which notice shall include such new Super Senior Securities Agreement and all Super Senior Securities Purchase Documents (other than any fee letters or other documents containing confidential business information) executed or delivered in connection therewith, and the identity of the new first lien collateral agent, such agent, the “New Agent”), the Subordinated Lien Collateral Agent shall promptly enter into amendments or supplements to this Agreement to the extent necessary to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The New Agent shall agree in a writing reasonably satisfactory to the Subordinated Lien Collateral Agent and addressed to the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders to be bound by the terms of this Agreement. If the new Super Senior Obligations under the new Super Senior Securities Purchase Documents are secured by assets of the Grantors constituting Collateral that do

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not also secure the Subordinated Lien Obligations, then the Subordinated Lien Obligations shall be secured at such time by a junior subordinated Lien, subject in priority to the Super Senior Obligations, on such assets to the same extent provided in the Subordinated Lien Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Subordinated Lien Declined Lien.
5.7Purchase Right.
(a)    Without prejudice to the enforcement of any of the Super Senior Claimholders’ remedies under the Super Senior Securities Purchase Documents, this Agreement, at law or in equity or otherwise, the Super Senior Claimholders agree at any time following the first to occur of (1) the commencement of any Insolvency or Liquidation Proceeding, (2) the acceleration of the Super Senior Obligations or taking of any Enforcement Action, (3) a payment default with respect to any Super Senior Obligations that has not been cured or waived within 60 days after the occurrence thereof or (4) delivery of an Enforcement Notice, the Subordinated Lien Claimholders will have the option to purchase, and the Super Senior Claimholders shall be obligated to sell on the date provided in the notice to Super Senior Claimholders of the exercise of such purchase option by the Subordinated Lien Claimholders (the “Proposed Purchase Date”), the entire aggregate amount (but not less than the entirety) of outstanding Super Senior Obligations (but specifically excluding any Excess Super Senior Obligations on or prior to the Proposed Purchase Date) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the Super Senior Claimholders, which option may be exercised by less than all of the Subordinated Lien Claimholders so long as all the accepting Subordinated Lien Claimholders shall when taken together purchase such entire aggregate amount as set forth above; provided that (A) the Proposed Purchase Date must be no later than ten (10) Business Days after the date upon which any Subordinated Lien Claimholder provides notice to the Super Senior Claimholders of its intent to exercise the purchase right contemplated hereby, (B) if any Subordinated Lien Claimholder fails to purchase the Super Senior Obligations on the Proposed Purchase Date in accordance with the provisions of this Section 5.7, such Subordinated Lien Claimholder and its Affiliates shall no longer have the right to exercise a purchase right under this Section 5.7 and (C) prior to the Proposed Purchase Date the Super Senior Claimholders may exercise any Equity Rights in accordance with the Super Senior Securities Purchase Documents.
(a)The “Purchase Price” will equal the sum of (1) the full amount of all Super Senior Obligations (other than any Excess Super Senior Obligations) then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the

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hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant Super Senior Claimholder to be necessary to collateralize its credit risk arising out of such agreement, but excluding any prepayment penalties or premiums) (which, for the avoidance of doubt, shall not include any acceleration prepayment penalties or premiums), and (2) all accrued and unpaid fees and expenses (including reasonable and documented outside attorneys’ fees and expenses) owed to the Super Senior Claimholders under or pursuant to the Super Senior Securities Purchase Documents on the date of purchase to the extent not allocable to Excess Super Senior Obligations, solely to the extent Grantors are obligated to reimburse the Super Senior Claimholders therefor.
(b)If the Subordinated Lien Claimholders (or any subset of them) exercise the purchase option pursuant to Section 5.7(a) above, it shall be exercised pursuant to documentation mutually acceptable to each of the Super Senior Collateral Agent and the Subordinated Lien Collateral Agent and the parties shall use commercially reasonable efforts to close promptly after such exercise. Each Super Senior Claimholder will retain all rights to indemnification provided in the relevant Super Senior Securities Purchase Documents for all claims and other amounts relating to periods prior to the purchase of the Super Senior Obligations pursuant to this Section 5.7.
(c)The purchase and sale of the Super Senior Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the Super Senior Claimholders, except that the Super Senior Claimholders shall severally and not jointly represent and warrant to the Subordinated Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase:
(1)the principal of and accrued and unpaid interest on the Super Senior Obligations, and the fees and expenses thereof owed to the respective Super Senior Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Super Senior Obligations; and
(2)each Super Senior Claimholder owns the Super Senior Obligations purported to be owned by it free and clear of any Liens granted by it.
Section 6.Insolvency or Liquidation Proceedings.
6.1[Reserved].
6.2Relief from the Automatic Stay. Until the Discharge of Super Senior Obligations has occurred, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees that none of them shall: (i)

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seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral other than with respect to the exercise of Equity Rights, without the prior written consent of the Super Senior Collateral Agent, unless the Super Senior Agent has been granted such relief or a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Super Senior Collateral Agent for relief from such stay.
6.3Adequate Protection.
(a)Until the Discharge of Super Senior Obligations has occurred, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees that none of them shall contest (or support any other Person contesting):
(1)any request by the Super Senior Collateral Agent or the Super Senior Claimholders for adequate protection under any Bankruptcy Law that does not contravene the terms of this Agreement; or
(2)any objection by the Super Senior Collateral Agent or the Super Senior Claimholders to any motion, relief, action or proceeding based on the Super Senior Collateral Agent or the Super Senior Claimholders claiming a lack of adequate protection.
(b)Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
(1)if the Super Senior Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral or an administrative claim in connection with any Cash Collateral use or any financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Subordinated Lien Collateral Agent, for itself or any of the other Subordinated Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral and junior administrative claims, which Lien will be subordinated to the Liens securing the Super Senior Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the Super Senior Obligations under this Agreement, and which administrative claims shall be subordinated in right of payment to the administrative claims provided to the Super Senior Claimholders (or any subset thereof) to the same extent as Liens of the Subordinated Lien Claimholders are subordinated to the Liens of the Super Senior Claimholders hereunder; and

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(2)The Subordinated Lien Collateral Agent and Subordinated Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Super Senior Obligations, the Super Senior Collateral Agent, on behalf of the Super Senior Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Subordinated Lien Representatives, Subordinated Lien Collateral Agents and Subordinated Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Super Senior Obligations, the Super Senior Collateral Agent, on behalf of the Super Senior Claimholders, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Subordinated Lien Representatives, Subordinated Lien Collateral Agents and Subordinated Lien Claimholders on the collateral; (C) an administrative expense claim; provided that as adequate protection for the Super Senior Obligations, the Super Senior Collateral Agent, on behalf of the Super Senior Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders and (D) periodic interest payments at the non-default rate and the payment of reasonable out-of-pocket expenses.
(c)The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Subordinated Lien Collateral Agent at least five (5) full Business Days in advance of such hearing.
6.4[Reserved].
6.5Avoidance Issues. If any Super Senior Claimholder or Subordinated Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Super Senior Obligations or Subordinated Lien Obligations, as applicable (a “Recovery”), then such Super Senior Claimholder or Subordinated Lien Claimholder shall be entitled to a reinstatement of its Super Senior Obligations or Subordinated Lien Claimholder, as applicable, with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Super Senior Obligations or Discharge of Subordinated Lien Obligations, as applicable, shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties

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hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.
6.6Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Super Senior Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Super Senior Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7Post-Petition Interest.
(a)Neither the Subordinated Lien Collateral Agent nor any Subordinated Lien Claimholder shall oppose or seek to challenge any claim by the Super Senior Collateral Agent or any Super Senior Claimholder for allowance in any Insolvency or Liquidation Proceeding of Super Senior Obligations consisting of Post-Petition Interest to the extent of the value of any Super Senior Claimholder’s Lien on the Collateral, without regard to the existence of the Lien of the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders on the Collateral.
(b)Neither the Super Senior Collateral Agent nor any other Super Senior Claimholder shall oppose or seek to challenge any claim by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Subordinated Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Subordinated Lien Collateral Agent, on behalf of the Subordinated Lien Claimholders, on the Collateral (after taking into account the amount of the Super Senior Obligations); provided that if the Super Senior Collateral Agent shall have made any such claim, such claim either has been approved or will be approved contemporaneously with the approval of the Subordinated Lien Collateral Agent’s claim.
6.8Waiver. The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, waives any claim it may hereafter have against any Super Senior Claimholder arising out of the election of any Super Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.
6.9Separate Grants of Security and Separate Classification. The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated

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Lien Claimholder, and the Super Senior Collateral Agent for itself and on behalf of each other Super Senior Claimholder, acknowledges and agrees that
(a)the grants of Liens pursuant to the Super Senior Collateral Documents and the Subordinated Lien Collateral Documents constitute two separate and distinct grants of Liens; and
(b)because of, among other things, their differing rights in the Collateral, the Subordinated Lien Obligations are fundamentally different from the Super Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Super Senior Claimholders and the Subordinated Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders), the Super Senior Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Super Senior Securities Purchase Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) in all cases to the extent constituting Super Senior Obligations, before any distribution is made in respect of the claims held by the Subordinated Lien Claimholders with respect to the Collateral, with the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby acknowledging and agreeing to turn over to the Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lien Claimholders); provided that the foregoing shall not require the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder to turnover distributions that do not constitute Collateral or proceeds of Collateral.
6.10Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

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Section 7.Reliance; Waivers; Etc.
7.1Reliance. Other than any reliance on the terms of this Agreement, the Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder, acknowledges that it and such Super Senior Claimholders have, independently and without reliance on the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Super Senior Securities Purchase Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Super Senior Securities Purchase Documents or this Agreement. The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, acknowledges that it and such Subordinated Lien Claimholders have, independently and without reliance on the Super Senior Collateral Agent or any Super Senior Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Subordinated Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Lien Loan Documents or this Agreement.
7.2No Warranties or Liability. The Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder, acknowledges and agrees that each of the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Subordinated Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Subordinated Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Subordinated Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, acknowledges and agrees that each of the Super Senior Collateral Agent and the Super Senior Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Super Senior Securities Purchase Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon, in each case whether existing on or prior to the date hereof or otherwise. Except as otherwise provided herein, the Super Senior Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Super Senior Securities Purchase Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders shall have no duty to the Super Senior Collateral Agent or any of the other Super Senior Claimholders, and the Super Senior Collateral Agent and the Super Senior Claimholders shall have no duty to the Subordinated Lien Collateral Agent or any of the other Subordinated Lien Claimholders,

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to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the Super Senior Securities Purchase Documents and the Subordinated Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
7.3No Waiver of Lien Priorities.
(a)Except with respect to a Declined Lien, no right of the Super Senior Claimholders, the Super Senior Collateral Agent or any of them to enforce any provision of this Agreement or any Super Senior Securities Purchase Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Super Senior Claimholder or the Super Senior Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Super Senior Securities Purchase Documents or any of the Subordinated Lien Loan Documents, regardless of any knowledge thereof which the Super Senior Collateral Agent or the Super Senior Claimholders, or any of them, may have or be otherwise charged with.
(b)Until the Discharge of Super Senior Obligations, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
7.4Obligations Unconditional. All rights, interests, agreements and obligations of the Super Senior Collateral Agent and the Super Senior Claimholders and the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(a)any lack of validity or enforceability of any Super Senior Securities Purchase Documents or any Subordinated Lien Loan Documents;
(b)except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Super Senior Obligations or Subordinated Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Super Senior Securities Purchase Document or any Subordinated Lien Loan Document;

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(c)except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Super Senior Obligations or Subordinated Lien Obligations or any guaranty thereof;
(d)the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Super Senior Collateral Agent, the Super Senior Obligations, any Super Senior Claimholder, the Subordinated Lien Collateral Agent, the Subordinated Lien Obligations or any Subordinated Lien Claimholder in respect of this Agreement other than the defense that the Discharge of the Super Senior Obligations has occurred.
Section 8.Miscellaneous.
8.1Integration/Conflicts. This Agreement, the Super Senior Securities Purchase Documents and the Subordinated Lien Loan Documents represent the entire agreement of the Grantors, the Super Senior Claimholders and the Subordinated Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Super Senior Claimholder or the Subordinated Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Super Senior Securities Purchase Documents or the Subordinated Lien Loan Documents, the provisions of this Agreement shall govern and control. The Super Senior Claimholders and the Subordinated Lien Claimholders acknowledge and agree that they have each entered into other intercreditor arrangements with other claimholders and their rights and remedies are also subject to the terms and conditions of each of those agreements.
8.2Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination. The Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or

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unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
(a)with respect to the Super Senior Collateral Agent, the Super Senior Claimholders and the Super Senior Obligations, upon the date upon which the Super Senior Obligations are Discharged, subject to the rights of such Super Senior Claimholders under Sections 5.6 and 6.5; and
(b)with respect to the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders and the Subordinated Lien Obligations, the date upon which the Subordinated Lien Obligations are Discharged subject to the rights of such Subordinated Lien Claimholders under Sections 5.6 and 6.5;
provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.
8.3Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Subordinated Lien Collateral Agent or the Super Senior Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided, however, that this Agreement may be amended from time to time, without the consent of either the Subordinated Lien Collateral Agent or the Super Senior Collateral Agent, to add additional Grantors, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent (i) its rights are directly and adversely affected by any such amendment, modification or waiver, (ii) any such amendment, modification or waiver reduces the amount of debt available to be incurred by the Borrower under the Super Senior Securities Purchase Documents or Subordinated Lien Loan Documents, or (iii) any such amendment, modification or waiver increases the obligations of Borrower under this Agreement.
8.4Information Concerning Financial Condition of the Company and its Subsidiaries. The Super Senior Collateral Agent and the Super Senior Claimholders,

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on the one hand, and the Subordinated Lien Claimholders and the Subordinated Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Super Senior Obligations or the Subordinated Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Super Senior Obligations or the Subordinated Lien Obligations. The Super Senior Collateral Agent and the Super Senior Claimholders, on the one hand, and the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders, on the other hand, shall have no duty to advise the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholder, on the one hand, or the Super Senior Collateral Agent or any Super Senior Claimholder, on the other hand, of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Super Senior Collateral Agent, any of the other Super Senior Claimholders, the Subordinated Lien Collateral Agent or any of the other Subordinated Lien Claimholders in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Subordinated Lien Collateral Agent, any Subordinated Lien Claimholder, the Super Senior Collateral Agent or any Super Senior Claimholder, it or they shall be under no obligation:

(a)to make, and the Super Senior Collateral Agent and the Super Senior Claimholders or the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders, as applicable, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)to provide any additional information or to provide any such information on any subsequent occasion;

(c)to undertake any investigation; or

(d)to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Notwithstanding any provision herein to the contrary, the Super Senior Collateral Agent and the Subordinated Lien Collateral Agent shall each endeavor to promptly provide (i) upon request of the other party, information and particulars as to the amounts owing by the Company in respect of the Super Senior Obligations and Subordinated Lien Obligations, respectively, and (ii) to the other party, copies of any written waivers of any events of default granted pursuant to their respective loan documents and copies of all amendments to their respective loan documents; provided, however, that the failure to provide such information or copies of such instruments shall not affect the validity or enforceability of such instruments or give rise to any claim against such Person.
8.5Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien

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Claimholders or the Subordinated Lien Collateral Agent pays over to the Super Senior Collateral Agent or the Super Senior Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders and the Subordinated Lien Collateral Agent shall be subrogated to the rights of the Super Senior Collateral Agent and the Super Senior Claimholders; provided that the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Super Senior Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders that are paid over to the Super Senior Collateral Agent or the Super Senior Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Following the Discharge of Super Senior Obligations, the Super Senior Collateral Agent agrees to execute such documents, agreements, and instruments as the Subordinated Lien Collateral Agent may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Super Senior Obligations resulting from payments to the Super Senior Collateral Agent by such Person.
8.6[Reserved].
8.7Submission to Jurisdiction; Certain Waivers. Each of the Company, each Grantor and each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Super Senior Securities Purchase Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Super Senior Securities Purchase Document or Subordinated Lien Loan Document against such Grantor or any of its assets in the courts of any jurisdiction;
(d)waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any

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action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 8.7 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e)consents to service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.8 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);
(f)agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and
(g)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
8.8WAIVER OF JURY TRIAL. EACH PARTY HERETO, THE COMPANY AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
8.9Notices. All notices to the Subordinated Lien Claimholders and the Super Senior Claimholders permitted or required under this Agreement shall also be sent to the Subordinated Lien Collateral Agent and the Super Senior Collateral Agent,

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respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, telex, or electronic mail or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.10Further Assurances. The Super Senior Collateral Agent, for itself and on behalf of each other Super Senior Claimholder under the Super Senior Securities Purchase Documents, and the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder under the Subordinated Lien Loan Documents, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Super Senior Collateral Agent or the Subordinated Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
8.11APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).
8.12Binding on Successors and Assigns. This Agreement shall be binding upon the Super Senior Collateral Agent, the Super Senior Claimholders, the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders and their respective successors and assigns from time to time; provided, however, Super Senior Collateral Agent and the Super Senior Claimholders agree that no assignment shall be made to any Grantor or any affiliate of any Grantor (other than an affiliate that is a wholly owned subsidiary of a Super Senior Claimholder (or a parent company thereof) as of the date hereof). If either of the Super Senior Collateral Agent or the Subordinated Lien Collateral Agent resigns or is replaced pursuant to the Super Senior Securities Agreement or the Subordinated Lien Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the

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benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.
8.13Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.
8.14Counterparts. This Agreement may be executed (including electronic execution) by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
8.15Authorization. By its signature, each Person executing this Agreement, on behalf of Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
8.16No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Collateral Agents, the Super Senior Claimholders and the Subordinated Lien Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Super Senior Collateral Agent and the Super Senior Claimholders on the one hand and the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the Super Senior Claimholders or as among the Subordinated Lien Claimholders. Other than as set forth in Section 8.3, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company, nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Super Senior Obligations and the Subordinated Lien Obligations as and when the same shall become due and payable in accordance with their terms.
8.17No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action

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indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.
8.18Additional Grantors. Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any Super Senior Securities Purchase Document or Subordinated Lien Loan Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such Super Senior Securities Purchase Document or such Subordinated Lien Loan Document.
8.19Equity Rights. Nothing in this Agreement shall prevent any of the following actions: (a) the Super Senior Collateral Agent, the Super Senior Claimholders, the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from exercising any of the Equity Rights; (b) the Company from paying, or the Super Senior Collateral Agent, the Super Senior Claimholders, the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from receiving, any dividends, distributions or other payments on account of its Equity Rights or any other Equity Rights Proceeds; or (c) the Super Senior Collateral Agent, the Super Senior Claimholders, the Subordinated Lien Collateral Agent, the Subordinated Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from exercising any rights under any organization documents of any Grantors or any subscription agreement, registration rights agreement, Equity Interest or other agreement or security of any Grantor related to the Equity Rights (excluding, for the avoidance of doubt, any rights under any such agreement or security relating to Liens on the Collateral).
8.20    Acknowledgment of Other Agreements. All rights, interests, agreements and obligations of the Super Senior Collateral Agent and the Super Senior Claimholders and the Subordinated Lien Collateral Agent and the Subordinated Lien Claimholders, respectively, hereunder are subject to (a) that certain Intercreditor Agreement, dated as of September 18, 2023, by and among ATW Special Situations II LLC, as succeeded by Acquiom Agency Services LLC, in its capacity as First Lien Collateral Agent (as defined therein), and ATW Special Situations I LLC, in its capacity as Second Lien Collateral Agent (as defined therein) and acknowledged and agreed to by the Grantors, (b) that certain Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations II LLC, as succeeded by ATW Special Situations Management LLC, in its capacity as First Lien Collateral Agent (as defined therein), and ATW Special Situations I LLC, in its capacity as Subordinated Lien Collateral Agent (as defined therein) and acknowledged and agreed to by the Grantors, (c) that certain Pari Passu Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, in its capacity as Credit Agreement Collateral Agent (as defined therein), Acquiom Agency Services LLC, in its capacity as the 2023

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First Lien Agent (as defined therein), and the Grantors, (d) that certain Intercreditor Agreement, dated as of even date herewith, by and among ATW Special Situations Management LLC, in its capacity as Super Senior Collateral Agent (as defined therein), and Acquiom Agency Services LLC, in its capacity as Subordinated Lien Collateral Agent (as defined therein) and acknowledged and agreed to by the Grantors and (e) that certain Intercreditor Agreement, dated as of even date herewith, by and among ATW Special Situations Management LLC, in its capacity as Super Senior Collateral Agent (as defined therein), and ATW Special Situations I LLC, in its capacity as Subordinated Lien Collateral Agent (as defined therein) and acknowledged and agreed to by the Grantors.
[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.
Super Senior Collateral Agent:
ATW SPECIAL SITUATIONS MANAGEMENT LLC
By:
Name:
Title:
Notice Information:

1 Pennsylvania Plaza, Suite 4810
New York, N.Y. 10119
Attention: Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email: notice@atwpartners.com,
operations@atwpartners.com

Signature Page to Intercreditor Agreement
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Subordinated Lien Collateral Agent:
ATW SPECIAL SITUATIONS MANAGEMENT LLC

By:
Name:
Title:
Notice Information:

1 Pennsylvania Plaza, Suite 4810
New York, N.Y. 10119
Attention: Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email: notice@atwpartners.com,
operations@atwpartners.com
Signature Page to Intercreditor Agreement
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Acknowledged and Agreed to by:

NAUTICUS ROBOTICS, INC.

By:
     Name:
     Title:
NAUTICUS ROBOTICS HOLDINGS, INC.

By:
     Name:
     Title:
NAUTIWORKS LLC

By:
     Name:
     Title:
NAUTICUS ROBOTICS FLEET LLC

By:
     Name:
     Title:
NAUTICUS ROBOTICS USA LLC

By:
     Name:
     Title:
Notice Information:

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Signature Page to Intercreditor Agreement
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Attention: Mr. John Symington
Email: jsymington@nauticusrobotics.com
Signature Page to Intercreditor Agreement
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Exhibit A to the
Intercreditor Agreement

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [      ], 20[  ] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of November 4, 2024 (the “Intercreditor Agreement”), among ATW SPECIAL SITUATIONS MANAGEMENT LLC, as Super Senior Collateral Agent, ATW SPECIAL SITUATIONS MANAGEMENT LLC, as Subordinated Lien Collateral Agent, and acknowledged and agreed to by NAUTICUS ROBOTICS, INC., a Delaware corporation (the “Company”), and certain subsidiaries of the Company (each a “Grantor”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 8.16 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.
Accordingly, the New Grantor agrees as follows for the benefit of the Collateral Agents and the Claimholders:
Section 1.Accession to the Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 8.16 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 8.18 of the Intercreditor Agreement.
Section 2.Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Collateral Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.
Section 3.Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.
Exhibit A

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Section 4.Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.
Section 5.Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.
Section 6.Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.8 of the Intercreditor Agreement.
Section 9.Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

Exhibit A

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